Exhibit 1.1

KINDER MORGAN, INC.

UNDERWRITING AGREEMENT FOR EQUITY SECURITIES

October 26, 2015

Kinder Morgan, Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC (collectively, the “Representatives”), Barclays Capital Inc., Credit Suisse Securities (USA) LLC, BBVA Securities Inc., BNP Paribas Securities Corp., CIBC World Markets Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., ING Financial Markets LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC (together with the Representatives, the “Underwriters”) understand that Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), proposes to issue and sell 32,000,000 depositary shares (the “Firm Securities”), each representing a 1/20th interest in a share of its 9.75% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (initial liquidation preference of $1,000 per share) (the “Preferred Stock”), registered on Registration Statement No. 333-207599.  The Preferred Stock will be convertible into a variable number of shares of the Corporation’s Class P Common Stock, par value $0.01 per share.  Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Corporation hereby agrees to sell and each Underwriter agrees to purchase, severally and not jointly, the respective number of Firm Securities set forth opposite each such Underwriter’s name in the table below, at a purchase price equal to $48.167 per share.

Underwriter	Total Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	9,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,000,000
Morgan Stanley & Co. LLC	4,000,000
Barclays Capital Inc.	1,600,000
Credit Suisse Securities (USA) LLC	1,600,000
BBVA Securities Inc.	589,474
BNP Paribas Securities Corp.	589,474
CIBC World Markets Corp.	589,474
Credit Agricole Securities (USA) Inc.	589,474
Deutsche Bank Securities Inc.	589,474
DNB Markets, Inc.	589,474
ING Financial Markets LLC	589,474
Mitsubishi UFJ Securities (USA), Inc.	589,474
Mizuho Securities USA Inc.	589,474
Natixis Securities Americas LLC	589,474
RBC Capital Markets, LLC	589,474
Regions Securities LLC	589,474
Scotia Capital (USA) Inc.	589,474
SG Americas Securities, LLC	589,473
SMBC Nikko Securities America, Inc.	589,473
SunTrust Robinson Humphrey, Inc.	589,473
TD Securities (USA) LLC	589,473
UBS Securities LLC	589,473
Wells Fargo Securities, LLC	589,473

Total:	32,000,000

The Underwriters will pay for such Firm Securities upon delivery thereof at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, at 9:00 a.m. New York City time on October 30, 2015 (the “First Closing Date”).

In addition, at the option of the Underwriters, the Corporation proposes to issue and sell to the Underwriters an aggregate of not more than 4,800,000 additional depositary shares, each representing a 1/20th interest in a share of the Preferred Stock (the “Optional Securities”, and together with the Firm Securities, the “Purchased Securities”).

The Purchased Securities will be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of October 30, 2015, among the Corporation, Computershare Trust Company, N.A., as depositary (the “Depositary”), and owners and beneficial owners from time to time of the Purchased Securities.

The terms of the Preferred Stock will be set forth in a certificate of designations to be filed by the Corporation with the Secretary of State of the State of Delaware as an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended.

Upon written notice from the Underwriters given to the Corporation not more than 30 days subsequent to the date hereof, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per unit to be paid for the Firm Securities.  Subject to the foregoing, the Corporation agrees to sell to the Underwriters the Optional Securities.  Such Optional Securities shall be purchased from the Corporation for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Corporation.  The Underwriters will pay for such Optional Securities upon delivery thereof at the offices of

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Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, at 9:00 a.m. New York City time on a date determined by the Underwriters which may be the same day as the First Closing Date, but shall not be later than 7 days after written notice of election to purchase Optional Securities is given.

All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Corporation shall be delivered or sent by courier service, mail or facsimile transmission to it at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No. (713) 495-2818; and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriters, in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile:  (646) 855 3073, Attention:  Syndicate Department, with a copy to: Facsimile:  (212) 230-8730, Attention:  ECM Legal; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.  Notice given by delivery or courier service shall be effective upon actual receipt.  Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested.  Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

All the provisions contained in the document entitled Kinder Morgan, Inc. Underwriting Agreement Provisions dated the date hereof (the “Underwriting Agreement Provisions”), a copy of which is attached to this letter, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement (as defined in the Underwriting Agreement Provisions) to the same extent as if such provisions had been set forth in full herein.  For purposes of this Agreement, including the attached Underwriting Agreement Provisions, the term “Applicable Time” shall mean 6:00 a.m. (New York City time) on October 27, 2015.

[Signature page follows]

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Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC

For themselves and on behalf of the Several Underwriters

UNDERWRITING AGREEMENT
SIGNATURE PAGE

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jason Howard
Name: Jason Howard
Title: Vice President

UNDERWRITING AGREEMENT
SIGNATURE PAGE

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director - Investment Banking

UNDERWRITING AGREEMENT
SIGNATURE PAGE

MORGAN STANLEY & CO. LLC

By:	/s/ Serkan Savasoglu
Name: Serkan Savasoglu
Title: Managing Director

UNDERWRITING AGREEMENT
SIGNATURE PAGE

Agreed and Accepted:

Kinder Morgan, Inc.

By:	/s/ Kimberly A. Dang
Name: Kimberly A. Dang
Title: Vice President and Chief Financial Officer

UNDERWRITING AGREEMENT
SIGNATURE PAGE

Schedule I

Issuer Free Writing Prospectus

Pricing Term Sheet	Free Writing Prospectus
Dated October 26, 2015	Filed pursuant to Rule 433
Relating to the
Preliminary Prospectus Supplement dated October 26, 2015 to the
Prospectus dated October 26, 2015
Registration No. 333-207599

Kinder Morgan, Inc.
32,000,000 Depositary Shares (the “Depositary Shares”)
Each Representing a 1/20th Interest in a Share of
9.75% Series A Mandatory Convertible Preferred Stock

The information in this pricing term sheet relates only to Kinder Morgan, Inc.’s offering (the “Offering”) of the Depositary Shares and should be read together with (i) the preliminary prospectus supplement dated October 26, 2015 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (ii) the related base prospectus dated October 26, 2015, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-207599.  Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement.  All references to dollar amounts are references to U.S. dollars.

Issuer:	Kinder Morgan, Inc.

Ticker / Exchange for the Common Stock:	KMI / New York Stock Exchange (“NYSE”)

Depositary Shares Offered:

32,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 9.75% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”).  At settlement of the Offering, the Issuer will issue 1,600,000 shares of Mandatory Convertible Preferred Stock, subject to the underwriters’ option to purchase additional Depositary Shares, solely to cover over-allotments.

Over-Allotment Option:	4,800,000 additional Depositary Shares (corresponding to 240,000 additional shares of the Mandatory Convertible Preferred Stock).

Use of Proceeds:

The Issuer estimates that it will receive approximately $1,541 million from the Offering, after deducting the underwriting discount and the Issuer’s estimated expenses of the Offering (or approximately $1,773 million if the underwriters exercise their over-allotment option to purchase additional Depositary Shares in full). The Issuer expects to use the net proceeds from the Offering to repay borrowings under its revolving credit facility and commercial paper debt and for general corporate purposes.  An underwriter has agreed to reimburse the Issuer for its expenses for the Offering.

See “Use of Proceeds” in the Preliminary Prospectus Supplement.

	Per Depositary Share	Total
Public Offering Price	$49.00	$1,568,000,000.00
Underwriting Discounts	$0.833	$26,656,000.00
Proceeds to the Issuer (Before Expenses)	$48.167	$1,541,344,000.00

Dividends:

9.75% of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of the Issuer’s common stock (the “Common Stock”) or through any combination of cash and shares of Common Stock, as determined by the Issuer in its sole discretion; provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is approximately $23.2917 per share of Mandatory Convertible Preferred Stock (equivalent to approximately $1.16458 per Depositary Share). Each subsequent dividend is expected to be $24.375 per share of Mandatory Convertible Preferred Stock (equivalent to $1.21875 per Depositary Share).

Dividend Record Dates:	The January 11, April 11, July 11 and October 11 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	January 26, April 26, July 26 and October 26 of each year, commencing on January 26, 2016 and ending on, and including, October 26, 2018.

Mandatory Conversion Date:

The third business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding October 26, 2018.

Initial Price:	Approximately $27.56, which is equal to $1,000, divided by the Maximum Conversion Rate.

Threshold Appreciation Price:	Approximately $32.38, which represents a premium of approximately 17.5% over the Initial Price and is equal to $1,000, divided by the Minimum Conversion Rate.

Floor Price:	$9.65 (approximately 35% of the Initial Price).

Conversion Rate per Share of Mandatory Convertible Preferred Stock:

The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 36.2840 shares of Common Stock and not less than 30.8800 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”) (and, correspondingly, the conversion rate for each Depositary Share will not be more than 1.8142 shares of Common Stock and not less than 1.5440 shares of Common Stock), depending on the applicable market value (as defined in the Preliminary Prospectus Supplement) of the Common Stock, as described below.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

	Applicable Market Value of the Common Stock	Conversion Rate per Share of Mandatory Convertible Preferred Stock

	Greater than the Threshold Appreciation Price	30.8800 shares of Common Stock

	Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 30.8800 and 36.2840 shares of Common Stock, determined by dividing $1,000 by the applicable market value

	Less than the Initial Price	36.2840 shares of Common Stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

	Applicable Market Value of the Common Stock	Conversion Rate per Depositary Share

	Greater than the Threshold Appreciation Price	1.5440 shares of Common Stock

	Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 1.5440 and 1.8142 shares of Common Stock, determined by dividing $50 by the applicable market value

	Less than the Initial Price	1.8142 shares of Common Stock

Optional Conversion:

Other than during a fundamental change conversion period (as defined in the Preliminary Prospectus Supplement), a holder of Mandatory Convertible Preferred Stock may, at any time prior to October 26, 2018, elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part, at the Minimum Conversion Rate, subject to adjustment as described in the Preliminary Prospectus Supplement.  Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.

Fundamental Change:

If a fundamental change (as defined in the Preliminary Prospectus Supplement) occurs on or prior to October 26, 2018, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of Common Stock at the fundamental change conversion rate (as defined in the Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change, but in no event later than October 26, 2018).

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Preliminary Prospectus Supplement) in the fundamental change:

	Stock Price on Effective Date
Effective Date	$10.00	$15.00	$20.00	$25.00	$27.56	$30.00	$32.38	$35.00	$40.00	$50.00	$75.00	$100.00
October 30, 2015	20.0080	24.0520	25.6080	25.7800	25.6780	25.5840	25.5440	25.5740	25.8300	26.7080	28.3280	29.0280
October 26, 2016	24.3680	27.5920	28.6540	28.3560	28.0080	27.7060	27.4940	27.3820	27.4640	28.1140	29.2080	29.6440
October 26, 2017	29.7380	31.7000	32.2780	31.5020	30.7980	30.1540	29.6660	29.3440	29.2160	29.5720	30.0540	30.2580
October 26, 2018	36.2840	36.2840	36.2840	36.2840	36.2840	33.3340	30.8800	30.8800	30.8800	30.8800	30.8800	30.8800

The exact stock price and effective date may not be set forth on the table, in which case:

•                  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•                  if the stock price is in excess of $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Minimum Conversion Rate, subject to adjustment as described in the Preliminary Prospectus Supplement; and

•                  if the stock price is less than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Maximum Conversion Rate, subject to adjustment as described in the Preliminary Prospectus Supplement.

The following table sets forth the fundamental change conversion rate per Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price on Effective Date
Effective Date	$10.00	$15.00	$20.00	$25.00	$27.56	$30.00	$32.38	$35.00	$40.00	$50.00	$75.00	$100.00
October 30, 2015	1.0004	1.2026	1.2804	1.2890	1.2839	1.2792	1.2772	1.2787	1.2915	1.3354	1.4164	1.4514
October 26, 2016	1.2184	1.3796	1.4327	1.4178	1.4004	1.3853	1.3747	1.3691	1.3732	1.4057	1.4604	1.4822
October 26, 2017	1.4869	1.5850	1.6139	1.5751	1.5399	1.5077	1.4833	1.4672	1.4608	1.4786	1.5027	1.5129
October 26, 2018	1.8142	1.8142	1.8142	1.8142	1.8142	1.6667	1.5440	1.5440	1.5440	1.5440	1.5440	1.5440

The exact stock price and effective date may not be set forth on the table, in which case:

•                  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•                  if the stock price is in excess of $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Minimum Conversion Rate, divided by 20, subject to adjustment as described in the Preliminary Prospectus Supplement; and

•                  if the stock price is less than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Maximum Conversion Rate, divided by 20, subject to adjustment as described in the Preliminary Prospectus Supplement.

Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon the occurrence of a fundamental change only in lots of 20 Depositary Shares.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Preliminary Prospectus Supplement) is 4.25% per annum.

Listing:

The Issuer intends to apply to list the Depositary Shares on the NYSE under the symbol “KMI.PRA” and expects trading of the Depositary Shares on the NYSE to begin within 30 days of the Settlement Date.

Trade Date:	October 27, 2015.

Settlement Date:	October 30, 2015.

CUSIP / ISIN for the Depositary Shares:	49456B 200 / US49456B2007

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	49456B 309 / US49456B3096

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Barclays Capital Inc. Credit Suisse Securities (USA) LLC

Co-Managers:

BBVA Securities Inc.

BNP Paribas Securities Corp.

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

DNB Markets, Inc.

ING Financial Markets LLC

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

UBS Securities LLC

Wells Fargo Securities, LLC

Conversion Rate Adjustments:

The first sentence of clause (2) under “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments” in the Preliminary Prospectus Supplement is hereby restated in its entirety as follows: “A Record Date occurs in respect of an issuance to all or substantially all holders of our common stock of any rights, options or warrants (other than rights, options or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them for a period expiring 45 days or less from the date of  issuance of such rights, options or warrants to subscribe for or purchase shares of our common stock at less than the “Current Market Price” (as defined below), each fixed conversion rate will be increased based on the following formula:”

The definition of “Current Market Price” for purposes of clause (5) under “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments” in the Preliminary Prospectus Supplement is hereby amended as follows: “The “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the ten consecutive Trading Day period beginning on, and including, the Trading Day after the expiration date of the tender or exchange offer.”

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 1-800-831-9146, prospectus@citi.com; BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attn: Prospectus Department, by telephone at 866-500-5408, or by email at dg.prospectus_requests@baml.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014, by calling 866-718-1649 or by emailing prospectus@morganstanley.com; Barclays Capital Inc., c/o

Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 888-603-5847, or by emailing Barclaysprospectus@broadridge.com; or Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, tel: 1-800-221-1037, email: newyork.prospectus@credit-suisse.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the related base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the related base prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the related base prospectus.  In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the related base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Kinder Morgan, Inc.

Underwriting Agreement Provisions

October 26, 2015

Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), proposes to issue and sell certain of its depositary shares (“Equity Securities”), as set forth in Section 3 hereof.

The Corporation is entering into that certain underwriting agreement dated the date hereof that provides for the sale of Equity Securities to the several underwriters named therein (the “Underwriters”).  The provisions set forth herein are incorporated by reference in such underwriting agreement (the “Underwriting Agreement”).  The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this “Agreement.”

1.             Sale and Purchase of the Securities.  On the basis of the representations, warranties and agreements herein contained, the Corporation proposes to issue and sell Equity Securities.  All of the Equity Securities will be purchased by the Underwriters for resale upon the terms of the offering determined herein and in the Underwriting Agreement.  The Equity Securities so to be purchased in this offering are hereinafter referred to as the “Purchased Securities” (it being understood that “Purchased Securities” for the purpose of these provisions includes both the “Firm Securities” and the “Optional Securities,” in each case as defined in the Underwriting Agreement).

The obligations of the Underwriters under this Agreement are several and not joint.

2.             Payment and Delivery.  The closing of the purchase and sale of the Purchased Securities shall take place at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, on the date or dates and at the time or times specified in this Agreement, each of which date and time may be postponed for not more than ten business days by agreement among the Corporation and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (collectively, the “Representatives”) (on their own behalf and on behalf of the other Underwriters) (such date and time of delivery and payment for the Purchased Securities is hereinafter referred to as the “Closing Date”), except that physical delivery of the Purchased Securities may be made by or on behalf of the Corporation through the offices of The Depository Trust Company or any transfer agent.  Delivery by the Corporation of the Purchased Securities shall be made against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Corporation.

Unless otherwise specified by the Underwriters, the Purchased Securities shall be registered in the name of Cede & Co.  If the Underwriters in fact choose to specify otherwise, the Purchased Securities shall be registered in such names and shall be in such denominations as the Underwriters shall request at least one full business day prior to the Closing Date and, if

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requested, shall be made available to the Underwriters for checking and packaging at least one full business day prior to the Closing Date.

3.             Securities Act Documents; Public Offering.  The Corporation has prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations adopted by the Commission thereunder (the “Rules”), an “automatic shelf registration statement” (as defined in Rule 405 of the Rules) on Form S-3 (Registration Statement No. 333-207599), including a prospectus, relating to the Equity Securities, and such registration statement became effective upon filing.  Such registration statement referred to in the first sentence of this Section 3, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement;” any preliminary prospectus relating to the Purchased Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules, including any preliminary prospectus supplement thereto relating to the Purchased Securities is hereinafter referred to as the “Preliminary Prospectus;” the final prospectus relating to the Purchased Securities, including any prospectus supplement thereto relating to the Purchased Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules, is hereinafter referred to as the “Prospectus;” each “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Purchased Securities that (i) is required to be filed with the Commission by the Corporation, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Purchased Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g), is hereinafter referred to as an “Issuer Free Writing Prospectus;” each Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Underwriting Agreement, is hereinafter referred to as an “Issuer General Use Free Writing Prospectus;” and each Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus is hereinafter referred to as an “Issuer Limited Use Free Writing Prospectus.”  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”), notwithstanding if the verb “included” is used in lieu of the phrase “incorporated by reference.”  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

The Corporation understands that the Underwriters propose to make a public offering of their respective portions of the Purchased Securities, as set forth in and pursuant to the Pricing Disclosure Package and the Prospectus.

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4.             Representations and Warranties.  The Corporation represents and warrants to each Underwriter that:

(a)           The Corporation was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Purchased Securities, and is not on the date of the Underwriting Agreement and the Closing Date, an “ineligible issuer” (as defined in Rule 405 of the Rules).  The Corporation has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

(b)           (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), (iii) at the time the Corporation or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules) made any offer relating to the Equity Securities in reliance on the exemption of Rule 163 of the Rules and (iv) as of the Applicable Time, the Corporation was or is (as the case may be) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules).  The Corporation has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules objecting to the use of the automatic shelf registration statement form. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Corporation is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Equity Securities. The Corporation has paid or will pay the filing fees required by the Commission relating to the Equity Securities within the time required by Rule 456(b)(1) of the Rules and otherwise in accordance with Rules 456(b) and 457(r) of the Rules;

(c)           The Registration Statement, at the time it originally became effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, and the prospectus contained therein at such times and at the time it was filed, complied and will comply, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Preliminary Prospectus, the Prospectus and any such amendment or supplement, respectively, comply and will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Exchange Act, and the applicable rules and regulations adopted by the Commission thereunder; (i) each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

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misleading; (ii) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent Preliminary Prospectus filed or used prior to the Applicable Time and the information included in Schedule I to the Underwriting Agreement, all considered together (collectively, the “Pricing Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Purchased Securities or until any earlier date that the Corporation notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Documents; except that the representation and warranty in this Section 4(c) does not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (or in amendments or supplements to such documents) made in reliance upon information furnished in writing to the Corporation by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information being described as such in Section 7(b) hereof;

(d)           The consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Corporation and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; the interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure

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Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; as to any disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), such measures comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the table under the heading “Capitalization” in each of the Pricing Disclosure Package and the Prospectus sets forth as of the date of such table (i) the actual capitalization of the Corporation and its subsidiaries on a consolidated basis and (ii) the as adjusted capitalization of the Corporation and its subsidiaries on a consolidated basis after giving effect to the issuance of the Purchased Securities and the application of a portion of the net proceeds therefrom to the repayment of certain outstanding indebtedness  as described in each of the Pricing Disclosure Package and the Prospectus under the section entitled “Use of Proceeds”;

(e)           The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Corporation and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(f)            All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of the Corporation’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (collectively, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Corporation directly or indirectly through one or more subsidiaries.  All of such shares or interests owned directly or indirectly by the Corporation are owned, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(g)           The Purchased Securities have been duly authorized by the Corporation for issuance and sale to the Underwriters pursuant to this Agreement, and upon due execution and delivery by the Depositary (as defined in subsection (k) hereof) of the Purchased Securities and the deposit of the Preferred Stock in respect thereof in

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accordance with the provisions of the Deposit Agreement and when issued and delivered by the Corporation pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; no holder of the Purchased Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Purchased Securities will not be subject to any preemptive or similar rights;

(h)           The Corporation’s 9.75% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), when issued by the Corporation, may be freely deposited by the Corporation with the Depositary against issuance of the Purchased Securities; the Preferred Stock has been duly authorized by the Corporation for issuance and deposit, and, when issued and deposited against issuance of the Purchased Securities, and upon the filing and effectiveness of the certificate of designations (the “Certificate of Designations”) to be filed by the Corporation with the Secretary of State of the State of Delaware as an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, will be validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; upon payment of the purchase price for the Purchased Securities and deposit of the Preferred Stock against issuance of the Purchased Securities in accordance with this Agreement and the Deposit Agreement, the Depositary will receive good, valid and marketable title to the Preferred Stock, free and clear of any liens; no holder of the Preferred Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Stock will not be subject to any preemptive or similar rights;

(i)            Upon issuance and deposit of the Preferred Stock against issuance of the Purchased Securities in accordance with this Agreement, the Deposit Agreement and the Prospectus, and the filing and effectiveness of the Certificate of Designations, the Preferred Stock will be convertible into a variable number of shares (the “Conversion Shares”) of the Corporation’s Class P Common Stock, par value $0.01 per share(“Common Stock”), in accordance with the terms of the Preferred Stock and the Certificate of Designations; a number of Conversion Shares (the “Maximum Number of Conversion Shares”) equal to the sum of the maximum number of shares of Common Stock deliverable by the Corporation upon conversion of the Preferred Stock (including the maximum number of shares of Common Stock deliverable by the Corporation upon conversion in connection with a fundamental change (as defined in the Pricing Disclosure Package) (including the maximum number of shares of Common Stock deliverable by the Corporation in respect of any fundamental change dividend make-whole amount and any accumulated dividend amount (in each case, as defined in the Pricing Disclosure Package))) and the maximum number of shares of Common Stock deliverable by the Corporation in respect of any early conversion additional conversion amount and any additional conversion amount (each as defined in the Pricing Disclosure Package) (assuming the Corporation elects to issue and deliver the maximum number of shares of Common Stock in connection with any such early conversion additional conversion amount and any such additional conversion amount), in each case, in accordance with the terms of the Certificate of Designations, has been duly authorized and reserved for

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issuance by all necessary corporate action, and such Conversion Shares, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Preferred Stock and the Certificate of Designations will be validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and will not be subject to the preemptive or other similar rights of any securityholder of the Corporation;

(j)            Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(k)           The Corporation has all necessary corporate power and authority to execute and deliver and to perform its obligations under this Agreement, the Deposit Agreement (the “Deposit Agreement”), to be dated as of October 30, 2015, among the Corporation, Computershare Trust Company, N.A., as depositary (the “Depositary”), and owners and beneficial owners from time to time of the Purchased Securities, and the Certificate of Designations (the “Transaction Documents”); and all action required to be taken by the Corporation for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation of the transactions contemplated hereby has been duly and validly taken;

(l)            The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State of the State of Delaware;

(m)          The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Purchased Securities, the issuance and deposit of the Preferred Stock with the Depositary against issuance of the Purchased Securities and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Corporation in accordance with the terms of the Certificate of Designations will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of the Significant Subsidiaries is a party or by which the Corporation or any of the Significant Subsidiaries is bound or to which any of the property of the Corporation or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, partnership agreement or other formation

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document, as the case may be, of the Corporation or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of the Significant Subsidiaries or any of the properties of any such entities; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Corporation or any of the Significant Subsidiaries or any of the properties of such entities is required for (i) the execution, delivery and performance of any of the Transaction Documents, (ii) the issuance and sale of the Purchased Securities, (iii) the issuance and deposit of the Preferred Stock with the Depositary against issuance of the Purchased Securities and (iv) the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Corporation in accordance with the terms of the Certificate of Designations, except such as have been obtained or made under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities, “blue sky” laws, the rules of the Financial Industry Regulatory Authority, any law or regulation applicable to filing of the Certificate of Designations with the Secretary of State of the State of Delaware or the rules and regulations of the New York Stock Exchange (the “NYSE”);

(n)           Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Corporation or any of its subsidiaries is a party or of which any property of the Corporation or any of its subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the Corporation’s knowledge, no such proceedings are threatened or contemplated;

(o)           Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Corporation or any of its subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

(p)           Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect;

(q)           Each of the Corporation and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

(r)            The Corporation is, and after giving effect to the offering and sale of the Purchased Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

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(s)            None of the Corporation or any of Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Corporation, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect;

(t)            To the Corporation’s knowledge, PricewaterhouseCoopers LLP, which has certified certain financial statements of the Corporation and its subsidiaries is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(u)           The offering and sale of the Purchased Securities, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Corporation (except as otherwise described in the Pricing Disclosure Package and the Prospectus); and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or provided in the various employee or director stock-based benefit or compensation plans, there are no outstanding options or warrants to purchase any Equity Securities or other securities of the Corporation;

(v)           Since the date of the Corporation’s latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, none of the Corporation or any of the Significant Subsidiaries, or any of their respective directors and officers, has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Corporation to facilitate the offer or sale of the Purchased Securities;

(w)          The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Corporation believes that its internal control over financial reporting is effective;

(x)           Since the date of the Corporation’s latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting;

(y)           The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and its consolidated subsidiaries is made known to the principal executive officer and principal

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financial officer of the Corporation by others within those entities; and the Corporation believes that such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports the Corporation files under the Exchange Act is recorded, processed, summarized and reported as and when required;

(z)           The Corporation has not distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Purchased Securities, will it distribute any offering material in connection with the offering and sale of the Purchased Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented to the use thereof;

(aa)         No subsidiary of the Corporation is currently prohibited, directly or indirectly, from paying any material dividends to the Corporation, from making any other distribution on such subsidiary’s capital stock or similar securities, from repaying to the Corporation any loans or advances to such subsidiary from the Corporation, except as disclosed in the Pricing Disclosure Package and the Prospectus; and

(bb)         The Corporation has no reason to believe that the Equity Securities will not be authorized for listing on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

5.             Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Purchased Securities are subject to the following conditions:

(a)           On the date of this Agreement and also on each Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, as to financial information included in the Pricing Disclosure Package and the Prospectus.

(b)           No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(c)           (i) The Corporation and its subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in the equity interests, capital stock or long-term debt of the

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Corporation or any of its subsidiaries that would constitute a material adverse change to the Corporation and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii), other than as set forth in or contemplated by the Pricing Disclosure Package, if in the judgment of the Representatives, any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Purchased Securities, as contemplated in the Prospectus.

(d)           Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension in trading in the Corporation’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either United States Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Purchased Securities on the terms and in the manner contemplated in the Prospectus.

(e)           The Corporation shall have obtained and delivered to the Underwriters executed copies of lock-up agreements satisfactory to the Underwriters from the executive officers and directors of the Corporation.

(f)            The representations and warranties of the Corporation contained herein shall be true and correct on and as of each Closing Date and the Corporation shall have performed all covenants and agreements herein contained to be performed on its part at or prior to each Closing Date.

(g)           The Underwriters shall have received on each Closing Date a certificate, dated the applicable Closing Date, of the Chief Executive Officer, the President or any Vice President of the Corporation, which shall certify, to the best of such officer’s knowledge after reasonable investigation, on behalf of the Corporation, that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of the Corporation contained herein are true and correct on and as of the applicable Closing Date, (iii) the Corporation has performed all covenants and agreements herein contained to be performed on its part at or prior to the applicable Closing Date, (iv) the Corporation and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or

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governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by the Pricing Disclosure Package, and (v) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change, or any development involving a prospective change, in the equity interests, capital stock or long-term debt of the Corporation or any of its subsidiaries that would constitute a material adverse change to the Corporation and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus.

(h)           The Underwriters shall have received on each Closing Date from Bracewell & Giuliani LLP, counsel for the Corporation, an opinion, dated the applicable Closing Date, substantially to the effect as set forth in Schedule II hereto.

(i)            The Underwriters shall have received on each Closing Date from Andrews Kurth LLP, counsel for the Underwriters, an opinion in form satisfactory to the Underwriters, dated the applicable Closing Date, with respect to the Corporation, the Purchased Securities and this Agreement as well as such other related matters as the Underwriters may reasonably request.  Such opinion shall also include language substantially to the effect of the penultimate paragraph of Schedule II hereto.  The Corporation shall have furnished to such counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

(j)            The Underwriters shall have received on each Closing Date from Davis Polk & Wardwell LLP, special counsel for the Underwriters, an opinion in form satisfactory to the Underwriters, dated the applicable Closing Date.

(k)           Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Corporation’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities or preferred stock of the Corporation (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

(l)            The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

(m)          A number of Conversion Shares equal to the Maximum Number of Conversion Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

6.             Covenants.  The Corporation covenants and agrees with the several Underwriters as follows:

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(a)           To advise the Underwriters promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriters reasonably object.

(b)           To furnish to each of the Underwriters and to the counsel for the Underwriters, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, relating to the Equity Securities in the form it became effective and of all amendments thereto, including exhibits; and to each such firm and counsel, copies of each Preliminary Prospectus and Prospectus and any amendment or supplement thereto relating to the Purchased Securities.

(c)           As soon as it is advised thereof, to advise the Underwriters of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Corporation, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or (iii) suspension of qualification of the Purchased Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Corporation will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)           To deliver to the Underwriters, without charge, as many conformed copies of the Registration Statement (excluding exhibits but including the Incorporated Documents), the Preliminary Prospectus, the Prospectus and each Issuer General Use Free Writing Prospectus and all amendments and supplements to such documents as the Underwriters may reasonably request.

(e)           During such period as a Prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to the Underwriters and dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request.

(f)            During the period in which copies of the Prospectus are to be delivered as provided in subsection (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriters, file with the Commission and deliver, without charge to the

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Underwriters either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not be misleading or (ii) such amendments, supplements or documents which will effect such compliance.  Delivery by the Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

(g)           To retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules; and if at any time after the date of the Underwriting Agreement any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to notify the Representatives and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)           To make generally available to the Corporation’s security holders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(i)            To cooperate with the Underwriters in qualifying the Purchased Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the Corporation be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(j)            Unless otherwise specified, to use all reasonable efforts to effect the listing of the Purchased Securities on the NYSE within thirty days after the Closing Date, subject to notice of issuance, and maintain such listing.

(k)           During the period of five years from the date hereof, to supply to the Representatives and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Corporation may from time to time distribute to the holders of any class of its securities registered under Section 12 of the Exchange Act and not filed on EDGAR and to make such financial statements and reports generally available to the Representatives and such Underwriters by filing them on EDGAR.

(l)            To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Corporation will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and

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expenses incident to the performance of the obligations of the Corporation under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing of the Transaction Documents (including any Agreement Among Underwriters), (ii) the issuance, preparation and delivery of the Purchased Securities to the Underwriters, including the costs and expenses of the Depositary, any trustee, registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in subsection (i) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the listing of the Purchased Securities and Maximum Number of Conversion Shares on any securities exchange, (vi) the rating of the Purchased Securities by rating agencies, (vii) all expenses incurred by the Corporation in connection with any “road show” presentation to potential investors and (viii) the furnishing to the Underwriters of copies of all reports and information required by Section 6(k) above, including costs of shipping and mailing.

(m)          During the period beginning on the date of this Agreement and continuing to and including the date 45 days after the date of this Agreement, not to, directly or indirectly, without the prior written consent of Citigroup Global Markets Inc., (1) offer for sale, sell, contract to sell, hedge, grant an option to purchase, issue or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the above restrictions shall not apply to (i) the securities included in the Offering, including the Preferred Stock and any shares of Common Stock into which the Preferred Stock is convertible, (ii) any shares of Common Stock issued by the Corporation upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Prospectus and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase the Common Stock granted pursuant to existing employee benefit plans referred to in the Prospectus, (iv) any shares of Common Stock issued upon conversion of the Preferred Stock, (v) any shares of Common Stock issued and paid as a dividend on the Preferred Stock and (vi) any shares of Common Stock issued pursuant to any nonemployee director stock plan or dividend reinvestment plan referred to in the Prospectus.

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(n)           To reserve and keep available at all times, free of preemptive or similar rights, a number of Conversion Shares equal to the Maximum Number of Conversion Shares.

(o)           Between the date hereof and each Closing Date, as the case may be, to not do or authorize any act or thing that would result in an adjustment of the conversion price of the Preferred Stock.

(p)           To effect and maintain the listing on the NYSE of a number of Conversion Shares equal to the Maximum Number of Conversion Shares.

7.             Indemnification.

(a)           The Corporation will indemnify and hold harmless each Underwriter, such Underwriter’s selling agents who have participated or are deemed to have participated in the distribution of the Purchased Securities, its affiliates (as defined in Rule 405 under the Securities Act) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, to which such Underwriter may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Corporation; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon

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any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information being described as such in Section 7(b) hereof.

(b)           Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Corporation, the directors of the Corporation, the officers of the Corporation who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents) or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information consists of the following: (i) the information in the fifth paragraph under the caption “Underwriting” in the Prospectus concerning the terms of the offering of the Purchased Securities by the Underwriters; and (ii) the information in the fifteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus concerning stabilization and short positions.

(c)           Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Corporation, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses

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available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.             Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party

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shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation, on the one hand and the Underwriters on the other hand from the offering of the Purchased Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Corporation on the one hand and the Underwriters on the other hand in connection with the offering of the Purchased Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Purchased Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Corporation and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Purchased Securities as set forth on such cover.  The relative fault of the Corporation on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the Corporation, each officer of the Corporation who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Corporation.  The various Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint.

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The obligations of the Corporation under this Section 8 shall be in addition to any liability which the Corporation may otherwise have.

9.             Termination.  This Agreement may be terminated by the Representatives by notifying the Corporation at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Corporation and shall not be under any liability to any Underwriter and no Underwriter shall be under any liability to the Corporation, except that (a) if this Agreement is terminated by the Representatives because of any failure or refusal on the part of the Corporation to comply with the terms of this Agreement or because any of the conditions contained in Section 5 of this Agreement, other than Section 5(i) or Sections 5(d)(i), (iii), (iv) or (v), have not been met, the Corporation will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) no Underwriter who shall have failed or refused to purchase the Purchased Securities agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Corporation or the other Underwriters for damages occasioned by its default.

10.          Default of Underwriters.  If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the number of Purchased Securities agreed to be purchased by such Underwriter or Underwriters, the remaining Underwriter or Underwriters may find one or more substitute underwriters to purchase such Purchased Securities  or make such other arrangements as they may deem advisable, or one or more of the remaining Underwriters may agree to purchase such Purchased Securities in such proportions as may be approved by the Representatives or the remaining Underwriter or Underwriters, in each case upon the terms herein set forth.  If no such arrangements have been made within 24 hours after the Closing Date, and

(a)           the aggregate number of Purchased Securities to be purchased by the defaulting Underwriter or Underwriters shall not exceed 10% of the total number of Purchased Securities, each of the non-defaulting Underwriters shall be obligated to purchase such Purchased Securities on the terms herein set forth in proportion to their respective obligations hereunder, or

(b)           the aggregate number of Purchased Securities to be purchased by the defaulting Underwriter or Underwriters shall exceed 10% of the total number of Purchased Securities, the Corporation shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representatives or the remaining Underwriter or Underwriters to purchase such Purchased Securities, upon the terms set forth herein.

In any such case, the Underwriters or the Corporation shall have the right to postpone the Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected.  If the aggregate number of Purchased Securities to be

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purchased by such defaulting Underwriters shall exceed 10% of the total number of Purchase Securities, and neither the non-defaulting Underwriters nor the Corporation shall make arrangements pursuant to this Section 10 within the period stated for the purchase of the Purchased Securities which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and without liability on the part of the Corporation, except, in each case, as provided in Sections 6(l), 7, 8 and 9 hereof.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Corporation or the non-defaulting Underwriters arising out of such default.  A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

11.          Absence of Fiduciary Relationship.  The Corporation acknowledges and agrees that (i) the purchase and sale of the Purchased Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Corporation and (v) the Corporation has consulted its own legal advisors to the extent it deemed appropriate.  The Corporation agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation, in connection with such transaction or the process leading thereto.

12.          Miscellaneous.  The reimbursement, indemnification and contribution agreements contained in Sections 6(l), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Corporation in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director or controlling person of any Underwriter, or by or on behalf of the Corporation, any officer or director of the Corporation or any controlling person of the Corporation, and (c) delivery of and payment for Purchased Securities under this Agreement.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Corporation, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

This Agreement has been and is made solely for the benefit of the Underwriters, the Corporation and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Corporation, and for the benefit of the directors and officers of the Corporation, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any

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right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Purchased Securities merely because of such purchase.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Corporation and the Underwriters, or any of them, with respect to the subject matter hereof.

The Corporation and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Schedule II

Form of Opinion of Bracewell & Giuliani LLP
to be delivered pursuant to Section 5(h)

(i)            The Corporation is validly existing and in good standing as corporation under the laws of the State of Delaware, and has full corporate power and authority to own its properties and to conduct its business as such business is described in the Prospectus, as amended or supplemented prior to the date of such opinion;

(ii)           The Agreement and Deposit Agreement have been duly authorized, executed and delivered by the Corporation;

(iii)          The Purchased Securities delivered on the Closing Date (a) have been duly authorized and, when issued and delivered against payment of the consideration therefor pursuant to the Agreement, will be validly issued and entitle the holders thereof to their respective rights under the Deposit Agreement, and (b) conform as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption “Description of Depositary Shares”; and to such counsel’s knowledge after due inquiry, the stockholders of the Corporation have no preemptive rights with respect to the Purchased Securities;

(iv)          The shares of Preferred Stock delivered on the Closing Date (a) have been duly authorized and, when issued and deposited with the Depositary against issuance of the Purchased Securities, will be validly issued, fully paid and nonassessable, and (b) conform as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption “Description of Mandatory Convertible Preferred Stock”; and to such counsel’s knowledge after due inquiry, the stockholders of the Corporation have no preemptive rights with respect to the Purchased Securities; the Certificate of Designations has been duly authorized, executed and filed by the Company; and the Certificate of Designations sets forth rights, preferences and priorities of the Preferred Stock;

(v)           The shares of Common Stock equal to the Maximum Number of Conversion Shares deliverable by the Corporation upon conversion of the Preferred Stock (i) have been duly authorized and reserved for issuance upon conversion of the Preferred Stock and (ii) when such shares of Common Stock have been issued and delivered upon conversion of the shares of Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable; and to such counsel’s knowledge after due inquiry, the stockholders of the Corporation have no preemptive rights with respect to the shares of Common Stock so reserved;

(vi)          To such counsel’s knowledge after due inquiry, except as disclosed in the Registration Statement or the Prospectus, as amended or supplemented prior to the date of such opinion, no person or entity has the right to require the registration under the Securities Act of Equity Securities or other securities of the Corporation, which right has not been waived; and except as described in the Registration Statement or the Prospectus, as amended or supplemented prior to the date of such opinion, or provided in various employee or director stock-based benefit or compensation plans, to such counsel’s knowledge after due inquiry, there are no agreements to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Equity Securities to any person, nor any security or other instrument, that by its terms is convertible into, exercisable for or exchangeable for securities of the Corporation;

(vii)         The Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act; any filings of the Prospectus, any preliminary prospectus supplement or any prospectus supplement required prior to the date of such opinion pursuant to Rule 424(b) under the Securities Act have been made in the manner and within the time period required by Rule 424(b); and, to such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission;

(viii)        The Registration Statement, the Prospectus, as supplemented by any preliminary prospectus supplement, and the Prospectus, as supplemented by any prospectus supplement, in each case excluding the Incorporated Documents, as of their respective effective or issue dates (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules;

(ix)          The Incorporated Documents (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective (if incorporated by reference to another registration statement) or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Securities Act or the Exchange Act and the respective rules and regulations thereunder, as applicable; and, to such counsel’s knowledge after due inquiry, there are no documents that are required to be filed as exhibits to the Registration Statement or to any of the Incorporated Documents that are not so filed;

(x)           The issuance and sale of the Purchased Securities by the Corporation to the Underwriters pursuant to the Agreement and the consummation of the transactions therein contemplated will not (a) violate, or constitute a default under (or constitute an event that, with the giving of notice or lapse of time or both, would constitute such a default under), any of the terms or provisions of any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, or to any Form 10-Q or Form 8-K of the Corporation filed since the filing of such Annual Report on Form 10-K, (b) violate any provision of the certificate of incorporation or bylaws of the Corporation, (c) violate any existing obligation of the Corporation under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) violate any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the State of Texas, the laws of the State of New York or the General Corporation Law of the State of Delaware;

(xi)          No consent, approval, authorization or order of, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, or the General Corporation Law of the State of Delaware or the laws of the State of New York, for the consummation by the Corporation of the transactions contemplated by the Agreement in connection with the issue and sale of the Purchased Securities by the Corporation, except (a) as have been obtained under the Securities Act and the Rules, (b) as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters, (c) as may be required under the rules and regulations of the New York Stock Exchange with respect to listing thereon of the Purchased Securities, and (d) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(xii)         The Corporation is not subject to regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that such opinion is based on and limited to the relevant federal law of the United States of America, the law of the State of Texas, the law of the State of New York and the General Corporation Law of the State of Delaware, and that they render no opinion with respect to the state securities or “blue sky” laws of any jurisdiction or the law of any other jurisdiction. Such counsel may note that they are not admitted to the practice of law in the State of Delaware. With respect to the opinion expressed in the first clause of paragraph (i), such counsel may state that they have relied exclusively on certificiates of public officials.  With respect to paragraph (x), such counsel may also state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.

Such counsel may state that whenever its opinion is based on factual matters that are “to its knowledge after due inquiry” or “of which it has knowledge after due inquiry,” such counsel has, with your concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Corporation, or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated.  Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

Such counsel may also state that, because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial or accounting matters or matters pertaining to natural resource reserves and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Pricing Disclosure Package (as defined in Annex A) and the Prospectus, as amended or supplemented prior to the date of such opinion, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as amended or supplemented prior to the date of such opinion (except to the extent expressly set forth in clause (b) of paragraph (iii) above and clause (b) of paragraph (iv) above), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, as amended or supplemented prior to the date of such opinion, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves contained therein were derived; and that, although certain portions of the Registration Statement have been included therein on the authority of “experts” within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included therein; that such counsel did not participate in the preparation of the Incorporated Documents; however, they have participated in conferences with officers and other representatives of the Corporation, its auditors, and representatives of the Underwriters, including counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus, as amended or supplemented prior to the date of such opinion, and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Corporation and upon representatives of the Underwriters, no facts have come to their attention that have caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Registration Statement, including any information included in the Prospectus which was omitted from such Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B of the Rules, at the effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented prior to the date of such opinion, as of the date the Prospectus was first amended or supplemented by an amendment or final prospectus supplement related to the Purchased Securities, or as of the date of such opinion, or that the Pricing Disclosure Package at the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel has not been asked to comment on, and such counsel expresses no belief with respect to, the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves or exhibits (including the Form T-1) contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus, as amended or supplemented prior to the date of such opinion.

Such counsel may state that its opinion is solely for the benefit of the Underwriters pursuant to Section 5(h) of the Agreement, and may not be used or relied upon by the Underwriters in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s express prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.

ANNEX A

Pricing Disclosure Package

1.             The Prospectus, as supplemented by any preliminary prospectus supplement; and

2.             The information identified on Schedule I to the Agreement or disclosures directly relating thereto or derived therefrom.

For purposes of determining the “Pricing Disclosure Package,” the information contained in the foregoing documents shall be considered together.  With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

A-1